SPECIAL SHAREHOLDER MEETING RESULTS

JPMorgan Trust II (“JPM II”) held a special meeting of shareholders on June 15, 2009, for the purpose of electing Trustees.
Trustees were elected by the shareholders of all of the series of
JPM II, including the Intrepid Mid Cap Fund. The results of the voting were as follows:

Amounts in thousands

William J. Armstrong
In Favor 93,446,447
Withheld 1,022,313
John F. Finn
In Favor 93,441,137
Withheld 1,027,624
Dr. Matthew Goldstein
In Favor 93,513,021
Withheld 955,740
Robert J. Higgins
In Favor 93,455,716
Withheld 1,013,045
Frankie D. Hughes
In Favor 93,502,398
Withheld 966,363
Peter C. Marshall
In Favor 93,503,565
Withheld 965,196
Marilyn McCoy
In Favor 93,509,493
Withheld 959,268
William G. Morton, Jr.
In Favor 93,503,793
Withheld 964,968
Robert A. Oden, Jr.
In Favor 93,513,471
Withheld 955,290
Fergus Reid, III
In Favor 93,503,219
Withheld 965,542
Frederick W. Ruebeck
In Favor 93,445,833
Withheld 1,022,928
James J. Schonbachler
In Favor 93,504,517
Withheld 964,244
Leonard M. Spalding, Jr.
In Favor 93,502,157
Withheld 941,740
Abstained 24,678